As filed with the Securities and Exchange Commission on March 27, 2025

Registration No. 333-
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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549
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FORM S-8
REGISTRATION STATEMENT

UNDER
THE SECURITIES ACT OF 1933
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CAMP4 THERAPEUTICS CORPORATION
(Exact name of registrant as specified in its charter)
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Delaware	81-1152476
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

One Kendall Square
Building 1400 West, 3rd Floor
Cambridge, Massachusetts	02139
(Address of Principal Executive Offices)	(Zip Code)

CAMP4 Therapeutics Corporation 2024 Equity Incentive Plan
CAMP4 Therapeutics Corporation 2024 Employee Stock Purchase Plan

(Full titles of the plans)
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Josh Mandel-Brehm
Chief Executive Officer
CAMP4 Therapeutics Corporation
One Kendall Square, Building 1400 West, 3rd Floor
Cambridge, Massachusetts 02139
(Name and address of agent for service)

(617) 651-8867
(Telephone number, including area code, of agent for service)
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Please send a copy of all communications to:
Thomas J. Danielski
Ropes & Gray LLP
Prudential Tower
800 Boylston Street
Boston, Massachusetts 02199-3600
617-951-7000
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Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer, “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE
REGISTRATION OF ADDITIONAL SHARES

CAMP4 Therapeutics Corporation (the “Registrant”) is filing this Registration Statement on Form S-8 with the Securities and Exchange Commission (the “Commission”) for the purpose of registering (i) 604,832 additional shares of its common stock, $0.0001 par value per share (“Common Stock”), under the CAMP4 Therapeutics Corporation 2024 Equity Incentive Plan (the “2024 Plan”), pursuant to the provisions of the 2024 Plan providing for an automatic increase in the number of shares of Common Stock reserved and available for issuance under the 2024 Plan on January 1, 2025, and (ii) 201,610 additional shares of Common Stock under the CAMP4 Therapeutics Corporation 2024 Employee Stock Purchase Plan (the “ESPP”), pursuant to the provisions of the ESPP providing for an automatic increase in the number of shares of Common Stock reserved and available for issuance under the ESPP on January 1, 2025. Pursuant to General Instruction E to Form S-8, the Registrant incorporates by reference, except to the extent supplemented, amended or superseded by the information set forth herein, into this Registration Statement the entire contents of its Registration Statement on Form S-8 (File No. 333-282676) filed with the Commission on October 16, 2024.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

Exhibit
4.1
Fifth Amended and Restated Certificate of Incorporation (previously filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on October 15, 2024 and incorporated herein by reference).

4.2	Amended and Restated Bylaws (previously filed as Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed with the SEC on October 15, 2024 and incorporated herein by reference).
4.3
CAMP4 Therapeutics Corporation 2024 Equity Incentive Plan (previously filed as Exhibit 4.2 to the Registrant’s Registration Statement on Form S-8 filed with the SEC on October 16, 2024 and incorporated herein by reference).

4.4
CAMP4 Therapeutics Corporation 2024 Employee Stock Purchase Plan (previously filed as Exhibit 4.3 to the Registrant’s Registration Statement on Form S-8 filed with the SEC on October 16, 2024 and incorporated herein by reference).

5.1*	Opinion of Ropes & Gray LLP.
23.1*	Consent of Ernst & Young LLP.
23.2*	Consent of Ropes & Gray LLP (included in the opinion filed as Exhibit 5.1).
24.1*	Powers of Attorney (included on the signature page in Part II).
107*	Filing Fee Table.

* Filed herewith.

Signatures

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cambridge, Massachusetts, on this 27th day of March, 2025.

CAMP4 THERAPEUTICS CORPORATION

By:	/s/ Josh Mandel-Brehm
Josh Mandel-Brehm President and Chief Executive Officer

POWER OF ATTORNEY
Each person whose signature appears below constitutes and appoints Josh Mandel-Brehm and Kelly Gold, and each of them singly, his or her true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8 to be filed by CAMP4 Therapeutics Corporation and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Josh Mandel-Brehm	President, Chief Executive Officer and Director	March 27, 2025

Josh Mandel-Brehm	(Principal Executive Officer)

/s/ Kelly Gold	Chief Financial Officer	March 27, 2025

Kelly Gold	(Principal Financial Officer and Principal Accounting Officer)

/s/ Steven Holtzman	Director and Chair	March 27, 2025
Steven Holtzman

/s/ James Boylan	Director	March 27, 2025
James Boylan

/s/ Ingo Chakravarty	Director	March 27, 2025
Ingo Chakravarty

/s/ Michael Higgins	Director	March 27, 2025
Michael Higgins

/s/ Amir Nashat	Director	March 27, 2025
Amir Nashat, ScD

/s/ Paula Ragan	Director	March 27, 2025
Paula Ragan, PhD

/s/ Andrew Schwab	Director	March 27, 2025
Andrew Schwab

/s/ Murray Stewart	Director	March 27, 2025
Murray Stewart, DM FRCP

/s/ Ravi Thadhani	Director	March 27, 2025
Ravi Thadhani, MD, MPH

/s/ Douglas Williams	Director	March 27, 2025
Douglas Williams, PhD

/s/ Richard Young	Director	March 27, 2025
Richard Young, PhD